Exhibit 99.1

MIRAGEN THERAPEUTICS AND THE LEUKEMIA & LYMPHOMA SOCIETY®

ENTER INTO AN AGREEMENT TO FACILITATE THE DEVELOPMENT OF COBOMARSEN IN

CUTANEOUS T-CELL LYMPHOMA

BOULDER, Colo. and Rye Brook, NY, August 6, 2018 – miRagen Therapeutics, Inc. (NASDAQ: MGEN), a clinical-stage biopharmaceutical company focused on the discovery and development of RNA-targeted therapies, and The Leukemia & Lymphoma Society® (LLS) today announced that they entered into an agreement providing for collaboration and funding intended to support the development of miRagen’s cobomarsen (also known as MRG-106), a microRNA-155 inhibitor, for the treatment of patients with the mycosis fungoides (MF) form of cutaneous T-cell lymphoma (CTCL). There are approximately 16,000-20,000 people in the U.S. with mycosis fungoides.

LLS will provide up to $5 million through the purchase of miRagen common stock to help support the SOLAR trial. This includes a $1 million investment upon signing of the agreement and potential additional stock purchases upon the achievement of certain milestones during the SOLAR trial. Funding from LLS is being provided under its Therapy Acceleration Program (TAP), a strategic initiative through which LLS partners directly with biotechnology companies and academic institutions to help accelerate the development of promising therapies. Additionally, LLS will continue to provide comprehensive patient support and education to MF patients to help them better understand their treatment options. Through LLS’s Clinical Trial Support Center (CTSC), specially trained nurses will help MF patients find and enroll in clinical trials based on highly detailed, individualized assessments.

“The Leukemia & Lymphoma Society is dedicated to supporting the advancement of novel blood cancer therapies and we view cobomarsen as having great potential for patients suffering from T-cell lymphoma who otherwise have limited treatment options,” said Lee Greenberger, Ph.D., LLS’s Chief Scientific Officer. “We are excited to collaborate with a leader in discovery and development of microRNA modulating therapies, and view this as a cutting-edge approach that can benefit patients.”

“We are delighted that LLS has agreed to collaborate with us after conducting extensive diligence around the cobomarsen program and its potential to bring a meaningful new therapy for patients suffering from CTCL. The positive work that LLS does in blood cancer research, and its strong support for the patient community, has been an important force behind the advancement of several blood cancer therapies,” said miRagen President and CEO William S. Marshall, Ph.D. “We remain on track to initiate the SOLAR trial for CTCL in the second half of 2018, which is designed to evaluate the safety and efficacy of cobomarsen versus an active control. Based on our discussions with the United States Food and Drug Administration, we believe that the SOLAR trial could provide data that may lead to accelerated approval.”

About cobomarsen

Cobomarsen is an inhibitor of microRNA-155. In CTCL, as well as other blood cancers, microRNA-155 is present at abnormally high levels and may play a role in the proliferation of blood and lymph cells. In the Phase 1 clinical trial in CTCL, 29 of 32 subjects (91%) treated systemically with cobomarsen have shown improvement in disease measured by mSWAT score. miRagen believes therapeutic inhibition of microRNA-155 may reduce aberrant cell proliferation and tumor growth characteristics of several types of cancer.

About The Leukemia & Lymphoma Society

The Leukemia & Lymphoma Society® (LLS) is the world’s largest voluntary health agency dedicated to fighting blood cancer. The LLS mission: Cure leukemia, lymphoma, multiple myeloma, and improve the quality of life of patients and their families. LLS funds lifesaving blood cancer research around the world, provides free information and support services, and is the voice for all blood cancer patients seeking access to quality, affordable, coordinated care.

Founded in 1949 and headquartered in Rye Brook, NY, LLS has chapters throughout the United States and Canada. To learn more, visit www.LLS.org. Patients should contact the Information Resource Center at (800) 955-4572, Monday through Friday, 9 a.m. to 9 p.m. ET.

For additional information visit lls.org/lls-newsnetwork. Follow us on Facebook, Twitter, and Instagram.

About miRagen Therapeutics, Inc.

miRagen Therapeutics, Inc. is a clinical-stage biopharmaceutical company discovering and developing proprietary RNA-targeted therapies with a specific focus on microRNAs and their role in diseases where there is a high unmet medical need. miRagen has three clinical stage product candidates, cobomarsen (MRG-106), remlarsen (MRG-201), and MRG-110. miRagen’s clinical product candidate for the treatment of certain cancers, cobomarsen, is an inhibitor of microRNA-155, which is found at abnormally high levels in malignant cells of several blood cancers, as well as certain cells involved in inflammation. miRagen’s clinical product candidate for the treatment of pathological fibrosis, remlarsen, is a replacement for microRNA-29, which is found at abnormally low levels in a number of pathological fibrotic conditions, including cutaneous, cardiac, renal, hepatic, pulmonary and ocular fibrosis, as well as systemic sclerosis. MRG-110, an inhibitor of microRNA-92, is being developed under a license and collaboration agreement with Servier for the treatment of heart failure and other ischemic disease. In addition to these programs, miRagen is developing a pipeline of preclinical product candidates.

The goal of miRagen’s translational medicine strategy is to progress rapidly to first-in-human studies once it has established the pharmacokinetics, pharmacodynamic, safety and manufacturability of the product candidate in preclinical studies. For more information, please visit www.miragen.com.

For information on clinical trials please visit www.clinicaltrials.gov.

Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding miRagen’s strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management or the expected features of or potential indications for miRagen’s product candidates are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” “opportunity,” “goals,” or “should,” and similar expressions are intended to identify forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation: that miRagen has incurred losses since its inception, and anticipates that it will continue to incur significant losses for the foreseeable future; future financing activities may cause miRagen to restrict its operations or require it to relinquish rights; miRagen may fail to demonstrate safety and efficacy of its product candidates; miRagen’s product candidates are unproven and may never lead to marketable products; miRagen’s product candidates are based on a relatively novel technology, which makes it difficult to predict the time and cost of development and of subsequently obtaining regulatory approval, if at all; miRagen’s product candidates may cause undesirable side effects or have other properties that could delay or prevent the regulatory approval; and the results of miRagen’s clinical trials to date are not sufficient to show safety and efficacy of miRagen’s product candidates and may not be indicative of future clinical trial results.

miRagen has based these forward-looking statements largely on its current expectations and projections about future events and trends. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in miRagen’s Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission. Moreover, miRagen operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for its management to predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements it may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. miRagen undertakes no obligation to revise or publicly release the results of any revision to such forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

miRagen Investor/Media Contact:

Adam Levy

Chief Business Officer

(720) 407-4595

alevy@miragen.com

LLS Media Contact:

Andre Greif

Senior Director, Communications

914-821-8958

andrea.greif@lls.org